Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, hereby constitutes and appoints each of Carol A. Ammon, Jeffrey R. Black and Caroline B. Manogue to be his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, and to sign for the undersigned and in each of their respective names in any and all capacities stated below, this Annual Report on Form 10-K (and any amendments hereto) and to file the same, with exhibits hereto and thereto and other documents in connection herewith and therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ CAROL A. AMMON Carol A. Ammon	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2005

/S/ BRIAN T. CLINGEN	Director	March 16, 2005

Brian T. Clingen

/S/ MICHAEL B. GOLDBERG	Director	March 16, 2005

Michael B. Goldberg

/S/ MICHAEL HYATT	Director	March 16, 2005

Michael Hyatt

/S/ ROGER H. KIMMEL	Director	March 16, 2005

Roger H. Kimmel

/S/ FRANK J. LOVERRO	Director	March 16, 2005

Frank J. Loverro

/S/ CLIVE A. MEANWELL, M.D., PH.D	Director	March 16, 2005

Clive A. Meanwell, M.D., Ph.D.

/S/ MICHAEL W. MITCHELL	Director	March 16, 2005

Michael W. Mitchell

/S/ JOSEPH T. O’DONNELL, JR.	Director	March 16, 2005

Joseph T. O’Donnell, Jr.

/S/ DAVID I. WAHRHAFTIG	Director	March 16, 2005

David I. Wahrhaftig